UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-24733	62-1670648
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Office)	(Zip Code)

972-713-5800 (Registrant’s telephone number, including area code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Entrust, Inc. (NASDAQ: ENTU) (“Entrust”) adopted the following cash bonus plans: (i) 2005 Entrust Deferred Incentive and Retention Bonus Plan (the “Deferred Plan”) and (ii) the Entrust Non-Deferred Performance Bonus Plan (the “Non-Deferred Plan”).

The Deferred Plan. The primary objective of the Deferred Plan is to attract and retain valued employees by remunerating selected executives and other key employees with cash awards based on the contribution of the individual employee. The Deferred Plan shall become effective on January 1, 2006. The Committee, in its sole discretion, shall determine which employees are eligible to receive awards under the plan and shall grant awards in such amounts and on such terms as it shall determine provided that the aggregate amount of all such awards do not exceed $2,400,000. Subject to limited exceptions, an employee’s award under the plan shall vest in one-eighth of the amount of the award at the end of each calendar quarter following the original grant date, provided that the employee continues to be employed by Entrust on each of such dates.

The Non-Deferred Plan. The primary objective of the Non-Deferred Plan is to attract and retain valued employees by remunerating selected executives and other employees with cash awards based on the performance of the Company and the contribution of the individual employee. The Non-Deferred Plan shall become effective on January 1, 2006. The Committee, in its sole discretion, shall determine which employees are eligible to receive awards under the plan and shall grant awards in such amounts and on such terms as it shall determine provided that the aggregate amount of all such awards do not exceed the amount available for distribution under the plan.

Awards will be granted from two bonus pools: (i) the Bonus Pool for 2005, and (ii) the Bonus Pool for 2006.

The Bonus Pool for 2005 shall consist of up to $2,000,000, which shall be adjusted based on the Company’s product revenue in 2005 exceeding specified thresholds. Awards granted by the Committee from the Bonus Pool for 2005 shall be paid during the first quarter of 2006.

Cash awards under the Deferred Plan and cash awards made from the Bonus Pool for 2005 shall not exceed $3,400,000 in the aggregate.

The Bonus Pool for 2006 shall consist in the aggregate of $3,500,000, which shall be adjusted upward by a percentage of the amount by which the Company’s product revenue in 2006 exceeds its product revenue target for 2006. The Bonus Pool for 2006 is divided into three distinct components: (i) the first half pool, (ii) the second half pool, and (iii) the annual pool. Awards under the first half pool will be made during the third quarter of 2006. Awards under the second half pool and annual pool will be made during the first quarter of 2007. The first half pool and the second half pool each consist of $1,400,000 and are available for distribution under the plan if specified product revenue targets for the first half of 2006 and for the second half of 2006, respectively, are met. Finally, the annual pool consists of any amounts remaining in the Bonus Pool for 2006 and is available for distribution if specified product revenue targets for the fiscal year are met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: November 10, 2005	By:	/s/ David J. Wagner
David J. Wagner Senior Vice President, Finance and Chief Financial Officer